EXHIBIT 23.1

BAGELL, JOSEPHS
& COMPANY, L.L.C.
Certified Public Accountants


                                                     High Ridge Commons
                                                     Suites 400-403
                                                     200 Haddonfield Berlin Road
                                                     Gibbsboro, New Jersey 08026
                                                     P: 856-346-2828
                                                     F: 856-346-2882

May 9, 2005

The Board of Directors
SiteWorks, Building & Development Co.,
6464 N W 5th Wat, Ft. Lauderdale Fl.


Ref:     Consent to use of financial statements

         We consent to the use of our consolidated financial statements dated December 31, 2005 with respect to SiteWorksBuilding & Development Co.,. and subsidiary for the years ended December 31, 2005 and 2004, included herein on annual reports and reference to our firm under the heading "Experts" in the company's prospectus.



/s/ Bagell Josephs & Company LLC
--------------------------------
Gibbsboro, New Jersey
May 9, 2006